UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2026

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 6, 2026, the Board of Directors of PDS Biotechnology Corporation (the “Company”) approved a reduction in force as part of the Company’s efforts to align operating expenses with its strategic priorities and strategic focus on the advancement of PDS0301. The Company commenced implementation of the reduction in force and notified affected employees on August 21, 2026. The reduction in force is expected to affect approximately 36% of the Company's workforce and is expected to be substantially completed during the third quarter of 2026.

As a result of the reduction in force, the Company estimates that it will record a one-time charge in the third quarter of 2026 related to employee separation benefits, including severance and related benefits, of approximately $842,000, all of which is anticipated to result in cash expenditures to be recognized in the third quarter of 2026. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction in force. The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On August 21, 2026, the Company delivered a notice of termination without cause to Stephan Toutain and removed him from his position as the Company’s Chief Operating Officer. Mr. Toutain is entitled to severance benefits in accordance with his employment agreement upon execution of a separation agreement and general release of claims comprising (i) an amount equal to twelve (12) months base salary, paid in equal installments on the Company's regularly scheduled payroll dates, and (ii) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act for a period of twelve (12) months (or, if earlier, until Mr. Toutain becomes eligible for substantially equivalent health insurance coverage in connection with new employment or the expiration of his eligibility for continuation coverage under COBRA).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: August 25, 2026	By: /s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer